Exhibit 21
	Entity Name	State of Organization
	WRIT Limited Partnership	Delaware
	Real Estate Management, Inc.	Maryland
	Washington Parking, Inc.	Maryland
	WRIT Dulles Station, LLC	Delaware
	Washington Metro, Inc.	Maryland
	Cascade/Maryland Properties LLC	Washington
	Munson Hill Towers, L.L.C.	Virginia
	WRIT Frederick Crossing Land, LLC	Delaware
	WRIT Frederick Crossing Lease, LLC	Delaware
	WRIT Frederick Crossing Associates, Inc.	Maryland
	Frederick Crossing Associates, L.C.	Virginia
	Frederick Crossing Retail Associates, L.C.	Virginia
	SME Rock, LLC	Delaware
	SYN-Rock, LLC	Maryland
	Trade Rock, LLC	Delaware
	SME Rock Manager, Inc.	Delaware
	SYN-Rock Manager, Inc.	Delaware
	Trade Rock Manager, Inc.	Delaware
	WRIT-Kenmore, LLC	Delaware
	WRIT-2445 M, LLC	Delaware
	WRIT GATEWAY OVERLOOK LLC	Delaware
	WRIT 1140 CT LLC	Delaware
	WRIT 1227 25th Street LLC	Delaware
	650 N. Glebe, LLC	Delaware
	WRIT Crimson On Glebe Member LLC	Delaware
	WRIT Olney Village Center LLC	Delaware
	WRIT Braddock Office LLC	Delaware
	WRIT 8283 Greensboro Drive LLC	Delaware
	WRIT Braddock Gateway LLC	Delaware
	Braddock Gateway, LLC	Delaware
	WRIT Fairgate LLC	Delaware
	WRIT Yale West LLC	Delaware
	WRIT Paramount LLC	Delaware
	WRIT ANC LLC	Delaware
	WRIT 1775 EYE STREET LLC	Delaware
	WRIT SPRING VALLEY LLC	Delaware